CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment No. 5 to Registration Statement No. (333-180868) on Form S-1 of our report dated May 6, 2014, relating to the statement of assets and liabilities of Merk Gold Trust (the “Trust”), including the schedule of investment, which appears in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

BBD, LLP

Philadelphia, Pennsylvania
May 6, 2014